Exhibit 21--List of Subsidiaries


---------------------------------------- --------------------------------------
Name                                     State or Other Jurisdiction of
                                         Incorporation or Organization
---------------------------------------- --------------------------------------
Cetoni Umwelttechnologie Entwicklungs    Germany
Gmbh
---------------------------------------- --------------------------------------
Alfa-Pro Products GmbH                   Germany
---------------------------------------- --------------------------------------
ATI Nuklear, AG                          Germany
---------------------------------------- --------------------------------------
Reseal, Ltd.                             Delaware
---------------------------------------- --------------------------------------
LTDnetwork, Inc.                         Delaware
---------------------------------------- --------------------------------------
LTDnetwork Pty Ltd                       Australia
---------------------------------------- --------------------------------------